Exhibit 23.4




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 2- 81624, 33-3797, 33-50414, 33-50416,
33-50408, 33-68602, 33-55177 and 33-55459.



                                          ALLEN, PRITCHETT & BASSETT, CPAs

Tifton, Georgia
December 26, 1995